UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of report (Date of earliest event reported): May 23, 2019

KINSALE CAPITAL GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-37848 (Commission File Number)	98-0664337 (IRS Employer Identification No.)

2221 Edward Holland Drive, Suite 600 Richmond, VA 23230 (Address of principal executive offices)
(804) 289-1300
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01	KNSL	Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07.    Submission of Matters to a Vote of Security Holders.

The Company held its 2019 annual meeting of stockholders on May 23, 2019. Results of items presented for voting are listed below.

Proposal 1 - Election of seven directors to serve on the Company’s board of directors until the next annual meeting of stockholders or until their respective successors have been duly elected and qualified.

	For	Against	Abstain	Broker Non-Votes
Michael P. Kehoe	16,606,210	48,190	28,274	1,902,439
Steven J. Bensinger	16,358,030	296,445	28,199	1,902,439
Anne C. Kronenberg	16,606,502	46,591	29,581	1,902,439
Robert Lippincott III	16,357,776	296,699	28,199	1,902,439
James J. Ritchie	16,606,720	47,715	28,239	1,902,439
Frederick L. Russell, Jr.	16,358,251	296,259	28,164	1,902,439
Gregory M. Share	16,357,491	296,928	28,255	1,902,439

Proposal 2 - Advisory vote to approve the compensation of the Company’s named executive officers.

For	Against	Abstain	Broker Non-Votes
16,097,413	551,625	33,636	1,902,439

Proposal 3 - Ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2019.

For	Against	Abstain	Broker Non-Votes
18,346,620	144,414	94,079	—

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Kinsale Capital Group, Inc.

Dated: May 24, 2019	By:	/s/ Bryan P. Petrucelli
Bryan P. Petrucelli
Senior Vice President, Chief Financial Officer and Treasurer